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                                                                      EXHIBIT 11


                                THE BUCKLE, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
              (dollar amounts in thousands, except per share data)


                                              Thirteen Weeks Ended                Thirteen Weeks Ended
                                                October 28, 2000                    October 30, 1999
                                       ---------------------------------     ------------------------------
                                        Income     Shares     Per Share       Income   Shares    Per Share
                                                              Amount                              Amount
Basic EPS
  Net Income                            $11,605    20,581     $  0.56         $11,552   21,530      $  0.54

Effect of Dilutive Securities
  Stock Options                           --          795        --             --         980         --
                                        -----------------------------         -----------------------------
Diluted EPS                             $11,605    21,376     $  0.54         $11,552   22,510      $  0.51
                                        =============================         =============================



                                            Thirty-nine Weeks Ended                Thirty-nine Weeks Ended
                                                October 28, 2000                      October 30, 1999
                                       ---------------------------------       ------------------------------
                                        Income     Shares     Per Share         Income   Shares    Per Share
                                                              Amount                                Amount
Basic EPS
  Net Income                            $19,971    20,608      $  0.97           $24,396   21,884    $  1.11

Effect of Dilutive Securities
  Stock Options                            --         820         --                --      1,194       --
                                        ------------------------------          ----------------------------
Diluted EPS                             $19,971    21,428      $  0.93           $24,396   23,078    $  1.06
                                        ==============================          ============================
